UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2017 (January 19, 2017)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 7108607
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 19, 2017, Pluristem Therapeutics Inc., or the Company, entered into an underwriting agreement, or the Underwriting Agreement, with H.C. Wainwright & Co., LLC, or the Underwriter, in connection with a public offering of 8,163,265 shares of the Company's common stock, par value $0.00001 per share, or the Common Stock, and warrants to purchase 4,897,959 shares of Common Stock, or the Warrants.  On January 20, 2017, the Company entered into an amended and restated underwriting agreement, or the Amended Agreement, with the Underwriter to amend and restate the Underwriting Agreement. Pursuant to the Amended Agreement, the Underwriter agreed to buy on an underwritten firm commitment basis 12,244,898 shares of Common Stock and Warrants to purchase 7,346,939 shares of Common Stock, or the Offering, rather than the amounts initially set forth in the Underwriting Agreement.

H.C. Wainwright & Co., LLC was the sole book-running manager for the Offering.  The Offering is expected to close on January 25, 2017, subject to the satisfaction of customary closing conditions.

The Warrants to be issued in the Offering will be exercisable for a period of five and a half years commencing six months following issuance and shall have an exercise price of $1.40 per share. The Warrants will not be listed on NASDAQ Capital Market or any other exchange and no trading market for the Warrants is expected to develop.

Pursuant to the Amended Agreement, the Company granted the Underwriter a 30-day option to purchase from the Company up to an additional 1,836,735 shares of Common Stock at a price of $1.15056 per share and/or Warrants to purchase up to 1,102,041 shares of Common Stock at a price of $0.00156604 per warrant to cover over allotments, if any.

In connection with the Offering, the Company agreed to pay to H.C. Wainwright & Co., LLC, a cash commission of 6% of the aggregate gross proceeds of the sale of the Common Stock and Warrants and to cover other expenses.

The net proceeds to the Company are expected to be approximately $13,725,000 assuming no exercise of the over-allotment option or the Warrants and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering. The Offering is being made pursuant to the Company's shelf registration statement on Form S-3 (Registration No. 333-199303), which was declared effective by the Securities and Exchange Commission on October 30, 2014.

The foregoing description of the Offering is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Underwriting Agreement, the Amended Agreement and form of Warrant are attached hereto as Exhibits 1.1, 1.2 and 4.1, respectively, and are incorporated herein by reference. The foregoing summary description of the offering and the documentation related thereto, including without limitation, the Underwriting Agreement, the Amended Agreement and the Warrants, does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d). Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated January 19, 2017, between Pluristem Therapeutics Inc. and H.C. Wainwright & Co., LLC.
1.2	Amended and Restated Underwriting Agreement dated January 20, 2017, between Pluristem Therapeutics Inc. and H.C. Wainwright & Co., LLC.
4.1	Form of Warrant.
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: January 20, 2017	By:	/s/ Yaky Yanay
Yaky Yanay
Chief Financial Officer